SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 9, 2015 (December 4, 2015)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, Mr. Jaime Bustillo informed Elephant Talk Communications Corp. (the “Company”) of his decision, for personal reasons, to withdraw as a nominee as a director at the Company’s 2015 annual meeting of stockholders (“Meeting”), scheduled to be held on Wednesday December 16, 2015 at 10:00 a.m. EST. In connection therewith, he will not stand for re-election to the Company’s Board at the Meeting. Mr. Bustillo’s decision was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Bustillo intends to serve the remainder of his term as a director, as well as a member of the Nominating and Corporate Governance Committee (the “Nominating Committee”), Audit and Finance Committee and the Compensation Committee, through the date of the Meeting.

The Board then, at the recommendation of its Nominating Committee, nominated Mr. Robert Skaff as a substitute director nominee. Any shares voted by proxy for the election of Mr. Bustillo as a director at the Meeting will instead be voted for the election of Mr. Skaff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2015	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

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